Exhibit 10.2

BACKSTOP AGREEMENT (ABRAMS)

This BACKSTOP AGREEMENT (this “Agreement”) is dated as of December 8, 2025 and is made and entered into by and between ContextLogic Holdings Inc., a Delaware corporation (“Parent”), and Abrams Capital Partners I, L.P., a Delaware limited partnership (the “Investor”). The Investor and Parent are sometimes referred to herein as a “Party” and collectively as the “Parties”. Defined terms shall have the respective meanings set forth in Section 11.

W I T N E S S E T H:

WHEREAS, concurrently with the execution of this Agreement, US Salt Parent Holdings LLC, a Delaware limited liability company (the “Company”), ContextLogic Holdings, LLC, a Delaware limited liability company (“Holdings”), Parent and certain other parties, have entered into a Purchase Agreement (the “Purchase Agreement”) in connection with the purchase of the Company (the “Transaction”);

WHEREAS, Holdings is a direct or indirect wholly-owned Subsidiary of Parent;

WHEREAS, to fund a portion of the cash purchase price to be paid by Parent pursuant to the Purchase Agreement, Parent intends to distribute certain rights (the “Rights”) to each holder of record of its common stock, par value $0.0001 per share (“Common Stock”) (such distribution, the “Rights Offering”), which Rights will entitle the holders thereof, collectively, to purchase, on a pro rata basis (as calculated in accordance with their respective record ownership of Common Stock on the record date) at the election of each holder, Common Stock in an aggregate amount of $115,000,000.00 (the “Rights Offering Amount”); and

WHEREAS, in order to facilitate the Transaction, in the event the Rights Offering is not fully subscribed as of the expiration of the Rights Offering Period, the Investor desires to purchase from Parent, and Parent desires to sell to the Investor, Common Stock on the terms and conditions set forth herein for an aggregate amount not to exceed $1,570,900 (the “Cap”) at a price of $8.00 per share of Common Stock (the “Per Share Subscription Price”).

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

Section 1.          Backstop Subscription. Subject to the expiration of the Rights Offering Period, the terms and conditions of the Rights Offering which shall be subject to the prior written approval of the Investor (not to be unreasonably withheld, conditioned or delayed) and shall be customary for offerings of this type, and upon the terms and subject to the conditions hereof, the Investor irrevocably and unconditionally agrees to and shall purchase, and Parent irrevocably and unconditionally agrees to and shall issue and sell to the Investor, a number of shares of Common Stock equal to the quotient of (A) (i) the product of 1.366% multiplied by (ii) the difference between (x) the Rights Offering Amount, minus (y) the dollar amount of proceeds from the Rights Offering actually received by Parent prior to (and that remain available to Parent at) or substantially concurrently with Primary Transaction Closing (such product, the “Purchase Price”) divided by (B) the Per Share Subscription Price, for an amount in cash equal to the Purchase Price (the “Backstop Subscription”).  For the avoidance of doubt, in no event will the Purchase Price exceed the Cap. The proceeds from the Backstop Subscription shall be used solely by Parent to fund Parent’s cash payments at the Primary Transaction Closing pursuant to Section 3.02 of  the Purchase Agreement and for no other purpose; provided, however, that, to the extent (and solely to the extent) necessary to permit Holdings to make the payments that Holdings is required to make on its or Parent’s behalf at the Primary Transaction Closing pursuant to Section 3.02(a) of the Purchase Agreement, upon receipt of the cash proceeds from the Backstop Subscription, Parent may and shall contribute the applicable portion of such proceeds to Holdings in respect of such obligations.

Section 2.          Conditions to the Obligations of the Parties.

(a)      The obligation of the Investor to consummate the Backstop Subscription and fund the Purchase Price shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions (which may be waived in whole or in part by the Investor in its sole discretion):

(i)          (A) the Rights Offering shall have occurred (but, for the avoidance of doubt, without regard to the success thereof) and Parent shall have consummated any subscriptions validly submitted pursuant to the Rights Offering in accordance with the terms thereof, (B) all of the conditions to the Primary Transaction Closing as set forth in Article X of the Purchase Agreement shall have been satisfied or waived in writing by Holdings (other than those that by their nature are to be satisfied at the Primary Transaction Closing by the delivery of documents or taking of actions) and the Primary Transaction Closing shall be required to occur (or to have occurred) pursuant to Section 3.01 of the Purchase Agreement, and (C) the Debt Financing shall have been funded, or will be funded at the Primary Transaction Closing if the Equity Financing is funded at the Primary Transaction Closing;

(ii)        the Purchase Agreement (A) shall not have been terminated, (B) shall not have been amended without the Investor’s prior written consent (not to be unreasonably withheld, conditioned or delayed) and (C) shall not have had any of the closing conditions therein for the benefit of the Buyer Parties (as defined in the Purchase Agreement) waived without the Investor’s prior written consent if (and only if) both (1) the failure of such closing condition to be satisfied was not the fault of any Abrams Investor (as defined in the Purchase Agreement) or any Affiliate thereof and (2) such amendment or the waiver of such closing condition increases the Investor’s obligations or liabilities hereunder;

(iii)        no Governmental Authority shall have enacted, promulgated, issued, entered, or enforced any Order or Law after the date hereof enjoining, restraining, or prohibiting the transactions contemplated by this Agreement that is then in effect; and

(iv)          Parent and Holdings shall, substantially concurrently with the completion of the Backstop Subscription, consummate the Transaction.

(b)     The obligation of Parent to consummate the transactions contemplated hereby shall be subject to the satisfaction on or prior to the Closing Date of the following condition (which may be waived in whole or in part by Parent in its sole discretion): the substantially concurrent consummation of the Transaction.

Section 3.         Closing. The closing of the Backstop Subscription (the “Closing”) shall take place prior to, but substantially simultaneously with, the Primary Transaction Closing at the offices of McDermott Will & Schulte LLP at 919 Third Avenue, New York, NY 10022 (the date on which the Closing occurs, the “Closing Date”). At least two (2) Business Days prior to the Closing Date, Parent shall provide the Investor with a notice certifying the number of shares of Common Stock to be purchased hereunder (the “Purchased Shares”) and the resultant aggregate Purchase Price therefor. At the Closing, (i) the Investor shall deliver to Parent the Purchase Price by wire transfer of immediately available funds to an account or accounts designated in writing by Parent at least two (2) Business Days prior to the Closing Date, and (ii) Parent shall deliver the Purchased Shares to the Investor, or to a custodian designated by the Investor in writing at least two (2) Business Days prior to the Closing Date.

Section 4.         Representations and Warranties of the Investor. The Investor represents and warrants to Holdings, as of the date hereof and as of the Closing Date, as applicable:

(a)     Organization; Standing. The Investor is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization and has all requisite corporate power and authority to carry on its business as presently conducted.

(b)      Authority; Non-contravention.

(i)         The Investor has all necessary limited partnership power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Backstop Subscription. The execution, delivery and performance by the Investor of this Agreement and the consummation by the Investor of the Backstop Subscription have been duly authorized and approved by all necessary action on the part of the Investor. This Agreement has been duly executed and delivered by the Investor and, assuming due authorization, execution, and delivery hereof by Parent, constitutes a legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms, except that such enforceability may be limited by the Bankruptcy and Equity Exception.

(ii)          Neither the execution and delivery of this Agreement by the Investor, nor the consummation of the Backstop Subscription by the Investor, nor performance or compliance by the Investor with any of the terms or provisions hereof or thereof, will (A) conflict with or violate any provision of the constituting documents of the Investor or (B) violate any Law or judgment applicable to the Investor or (C) violate or constitute a default (or constitute an event which, with notice or lapse of time or both, would violate or constitute a default) under any of the terms, conditions or provisions of any Contract to which the Investor is a party or accelerate the Investor’s obligations under any such Contract, except, in the case of clauses (B) and (C), as would not, individually or in the aggregate, reasonably be expected to have an Investor Material Adverse Effect.

(c)      Governmental Approvals. No consent or approval of, or filing, license, permit or authorization, declaration or registration with, any Governmental Authority is necessary for the execution and delivery of this Agreement by the Investor, the performance by the Investor of its obligations hereunder and the consummation by the Investor of the Backstop Subscription, other than such other consents, approvals, filings, licenses, permits, authorizations, declarations or registrations that, if not obtained, made or given, would not, individually or in the aggregate, be material to the Investor’s ability to consummate the Backstop Subscription.

(d)     Litigation. As of the date of this Agreement, there are no actions pending or, to the knowledge of the Investor, threatened in writing against the Investor that seek to enjoin, or would reasonably be expected to have the effect of preventing or making illegal, any of the transactions contemplated by this Agreement or the Purchase Agreement.

(e)      No Broker. No agent, broker, investment banker, financial advisor or other firm or Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or any other commission or similar fee, or the reimbursement of expenses in connection therewith, in connection with the Backstop Subscription based upon arrangements made by or on behalf of the Investor or any of its Affiliates.

(f)       Sufficient Funds. The Investor has the financial capability to perform its obligations to fund the Backstop Subscription and pay the Purchase Price when required under this Agreement, including uncalled capital contributions or other immediately available funds in cash in excess of the Cap under this Agreement. The Purchase Price (together with all other investments of the Investor in Parent and its Subsidiaries) is no more than the maximum amount the Investor is permitted to invest in any one portfolio investment pursuant to the terms of its organizational or governing documents or otherwise, and the Investor’s payment of the Purchase Price and its consummation of the Backstop Subscription will not violate any other fund concentration limits or similar restrictions applicable to the Investor (or no such restrictions exist). As of the Closing, the Investor will have available funds necessary to pay the Purchase Price and consummate the purchase of the Common Stock. All funds necessary for the Investor to fund the Backstop Subscription and pay the Purchase Price shall be available to the Investor for so long as this Agreement shall remain in effect in accordance with the terms hereof.

(g)      Arm’s-Length Transaction. The Investor is acting solely in the capacity of an arm’s length contractual counterparty to Parent with respect to the Backstop Subscription.

(h)     No “Bad Actor” Disqualification. The Investor has not taken any of the actions set forth in, and is subject to, the disqualification provisions of Rule 506(d)(1) of the Securities Act.

(i)       Purchase for Investment. The Investor acknowledges that the offer and sale of the Purchased Shares has not been registered under the Securities Act or under any state or other applicable securities Laws. The Investor (a) acknowledges that it is acquiring the Purchased Shares pursuant to an exemption from registration under the Securities Act solely for investment with no intention to resale or distribute any of the foregoing to any Person, (b) will not sell, transfer or otherwise dispose of any of the Purchased Shares, except in compliance with the registration requirements or exemption provisions of the Securities Act and any other applicable securities Laws, (c) has such knowledge and experience in financial and business matters and in investments of this type that it is capable of evaluating the merits and risks of its investment in the Purchased Shares and of making an informed investment decision, (d) is an “accredited investor” (as that term is defined by Rule 501 of the Securities Act) and (e) (1) has reviewed the information that it considers necessary or appropriate to make an informed investment decision with respect to the Purchased Shares, (2) has had an opportunity to discuss with Parent the intended business and financial affairs of Parent and to obtain information necessary to verify the information furnished to it or to which it had access and (3) can bear the economic risk of (i) an investment in the Purchased Shares indefinitely and (ii) a total loss in respect of such investment. The Investor has such knowledge and experience in business and financial matters so as to enable it to understand and evaluate the risks of, and form an investment decision with respect to its investment in the Purchased Shares.

(j)       No General Solicitation. The Investor acknowledges and agrees that the Investor is purchasing the Purchased Shares directly from Parent. Investor became aware of this offering of the Purchased Shares solely by means of direct contact from Parent as a result of a pre-existing, substantive relationship with Parent or its advisors (including, without limitation, attorneys, accountants, bankers, consultants and financial advisors), agents, control persons, representatives, Affiliates, directors, officers, managers, members, and/or employees, and/or the representatives of such Persons. The Purchased Shares were offered to the Investor solely by direct contact between the Investor and Parent and/or its representatives. The Investor acknowledges that none of Parent or its representatives acted as investment advisor, broker or dealer to the Investor with respect to the Purchased Shares. The Investor is not purchasing the Purchased Shares as a result of any general or public solicitation or general advertising, or publicly disseminated advertisement, article, notice or other communication regarding the Purchased Shares published in any newspaper, magazine or similar media or broadcast over television, radio or the internet or presented at any seminar or any other general solicitation or general advertisement, including any of the methods described in Section 502(c) of Regulation D under the Securities Act.

(k)     No Other Representations or Warranties. Except for the representations and warranties made by the Investor in this Section 4 or in any certificate or other document delivered in connection with this Agreement, neither the Investor nor any other Person acting on its behalf makes any other express or implied representation or warranty pursuant to this Agreement with respect to the Investor or any of its Affiliates or their respective businesses, operations, properties, assets, liabilities, condition (financial or otherwise) or prospects, notwithstanding the delivery or disclosure to Parent of any documentation, forecasts or other information with respect to any one or more of the foregoing, and Parent acknowledges the foregoing. In particular, and without limiting the generality of the foregoing, except for the representations and warranties made by the Investor in this Section 4 or in any certificate or other document delivered in connection with this Agreement, neither the Investor nor any other Person makes or has made any express or implied representation or warranty to Parent with respect to any oral or written information presented to Parent in the course of the Backstop Subscription. Notwithstanding the foregoing or anything else in this Agreement to the contrary, nothing in this Agreement in any manner modifies, or limits Parent’s right to rely on, the representations and warranties made by the Investor (if applicable) or any other Person in the Purchase Agreement and the Ancillary Agreements (as defined in the Purchase Agreement), or the certificates or other documents delivered in connection with the foregoing.

Section 5.         Representations and Warranties of Parent. Parent represents and warrants to the Investor, as of the date hereof and as of the Closing Date, that:

(a)      Organization; Standing. Parent (A) is duly organized and validly existing and in good standing under the Laws of the State of Delaware, with such corporate power and authority to own its properties and conduct its business; (B) is duly qualified as a foreign corporation for the transaction of business and is in good standing (where such concept exists) under the Laws of each jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except, in the case of this clause (B), where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)      Capitalization. As of the date hereof, the authorized capital stock of Parent consists of 3,000,000,000 shares of Common Stock and 100,000,000 shares of preferred stock, $0.0001 par value per share (“Parent Preferred Stock”), of which, as of December 1, 2025, (i) 26,720,952 shares of Common Stock were issued and outstanding, (ii) no shares of Parent Preferred Stock were issued and outstanding, (iii) 3,949,805 shares of Common Stock were available for future issuance under the Parent equity plans, (iv) 364,379 shares of Common Stock were reserved for issuance upon the exercise of outstanding options to purchase shares of Common Stock, (v) 323,767 shares of Common Stock were reserved for issuance in settlement of outstanding restricted stock units and (viii) no other shares of Common Stock or shares of Parent Preferred Stock or other voting securities of Parent were issued, available or reserved for issuance or outstanding.

(ii)        The Purchased Shares have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable (to the extent such concepts are applicable); and the issuance of the Purchased Shares is not subject to any preemptive rights, rights of first refusal or similar rights.

(iii)         Except as disclosed in any reports and other documents required to be filed by Parent with the Securities Exchange Commission under the Securities Act, there are no outstanding equityholder agreements, voting trusts, proxies or other agreements or understandings in effect to which Parent is a party with respect to the voting or transfer of any equity interests or otherwise governing the terms of any equity interests of Parent.

(c)       Authority; Non-contravention.

(i)         Parent has all necessary corporate power and authority, as applicable, to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the Backstop Subscription. The execution, delivery and performance by Parent of this Agreement, and the consummation of the Backstop Subscription, have been duly authorized by Parent. No other action on the part of Parent is necessary to authorize the execution, delivery and performance by Parent of this Agreement and the consummation by Parent of the Backstop Subscription, other than pursuant to this Section 5(c). This Agreement has been duly executed and delivered by Parent and, assuming due authorization, execution and delivery hereof by the Investor, constitutes a legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, except that such enforceability (A) may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar Laws of general application affecting or relating to the enforcement of creditors’ rights generally and (B) is subject to general principles of equity, whether considered in a proceeding at Law or in equity (the “Bankruptcy and Equity Exception”).

(ii)        The Backstop Subscription and the compliance by Parent with this Agreement and the consummation of the Backstop Subscription will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (A) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Parent is a party or by which Parent is bound or to which any of the Property or assets of Parent is subject, (B) the certificate of incorporation or bylaws of Parent, or (C) any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over Parent or any of their properties, except, in the case of clauses (A) and (C), for such defaults, breaches, or violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(iii)      Parent is not (A) in violation of its organizational documents, (B) in violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over Parent or any of its properties, or (C) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, for such violations or defaults as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(d)     Governmental Approvals. No consent or approval of, or filing, license, permit or authorization, declaration or registration with, any Governmental Authority or any stock market or stock exchange is necessary for consummating the Backstop Subscription by Parent, the performance by Parent of its obligations hereunder and the consummation by Parent of the Backstop Subscription contemplated by this Agreement other than such other consents, approvals, filings, licenses, permits, authorizations, declarations or registrations that, if not obtained, made or given, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(e)      Legal Proceedings. There are no legal or governmental proceedings pending to which Parent, or to Parent’s knowledge, any executive officer, director or manager of Parent, is a party or of which any Property of Parent, or to Parent’s knowledge, any executive officer, director or manager of Parent, is the subject which, if determined adversely to Parent (or such officer, director or manager), would individually or in the aggregate reasonably be expected to have a Material Adverse Effect; and, to Parent’s knowledge, no such proceedings are threatened by any Governmental Authority or others.

(f)       Compliance with Laws; Permits.

(i)          Parent possesses all licenses, certificates, permits and other authorizations issued by, and has made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities having jurisdiction over Parents that are necessary for the conduct of its businesses, except where the failure to possess or make the same would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and Parents has not received written notice of any revocation or modification of any such license, certificate, permit or authorization, except where such revocation or modification would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ii)          Parent is not, and is not owned or controlled by, nor, to the knowledge of Parent, any director, manager, officer, employee acting on behalf of Parent, is, or is owned or controlled by, a person that is, currently the subject or the target of any sanctions administered or enforced by the U.S. Government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury, or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the European Union, His Majesty’s Treasury, the United Nations Security Council or other relevant sanctions authority (collectively, “Sanctions”), nor is Parent located, organized or resident in a country or territory that is the subject or target of Sanctions including, without limitation, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, the so-called Donetsk People’s Republic and the so-called Luhansk People’s Republic, the Kherson, Zaporizhzhia, or any other covered region of Ukraine identified pursuant to Executive Order 14065, and Parent will not directly or indirectly use the proceeds received from the sale of the Purchased Shares, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other person or entity (A) to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject or the target of Sanctions, except to the extent as permitted under applicable Sanctions, or (B) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(iii)          Parent has not, and is not, engaged in any transactions or dealings with any person, or in any country or territory, that at the time of the dealing or transaction is or was the subject or target of Sanctions, except to the extent as permitted under applicable Sanctions.

(iv)          None of Parent nor to the knowledge of Parent, any director, manager, officer, agent, employee, affiliate or other person while acting on behalf of Parent has (i) directly or indirectly made, offered, promised or authorized any unlawful contribution, gift, entertainment or other unlawful benefit or expense to any government official, including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (ii) made, offered, promised or authorized any direct or indirect unlawful payment to any government official; or (iii) violated or is in violation of any applicable provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, the Bribery Act 2010 of the United Kingdom or any other applicable anti-bribery or anti-corruption Law (collectively, the “Anti-Corruption Laws”).

(v)         Parent has conducted its businesses in compliance in all material respects with applicable Anti-Corruption Laws and have instituted and maintained and continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such Laws.

(vi)        The operations of Parent are and have been conducted at all times in compliance in all material respects with the requirements of applicable anti-money laundering laws, including, but not limited to, the Bank Secrecy Act of 1970, as amended by the USA PATRIOT ACT of 2001, and the rules and regulations promulgated thereunder, and the applicable anti-money laundering Laws of the various jurisdictions in which Parent conducts business (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving Parent, with respect to the Money Laundering Laws is pending or, to the knowledge of Parent, threatened.

(g)      Tax Matters. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect:

(i)            Parent has prepared (or caused to be prepared) and timely filed (taking into account valid extensions of time within which to file) all Tax Returns required to be filed by it, and all such filed Tax Returns (taking into account all amendments thereto) are true, complete and accurate. All Taxes owed by Parent that are due (whether or not shown on any Tax Return) have been timely paid except for Taxes which are being contested in good faith by appropriate proceedings which have been adequately reserved against in accordance with GAAP. No examination or audit of any Tax Return relating to any Taxes or with respect to any Taxes due from or with respect to Parent by any Taxing Authority is currently in progress or threatened in writing. Parent is not a party to, any “reportable transaction” under Section 6011 of the Code and the Treasury Regulations thereunder.

(ii)          Parent has not constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock distributed in a transaction purported or intended to be governed in whole or in part by Section 355.

(iii)        As of the date hereof, Parent is classified as a corporation for U.S. federal income tax purposes. Since January 1, 2018, there has not been an “ownership change” (as defined in Section 382(g) of the Code) with respect to Parent.

(iv)         Parent has timely and property paid or have withheld and remitted to the appropriate Governmental Authority all material Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party. Parent has complied with all information reporting and backup withholding provisions of applicable law.

(v)            Parent is not a party to or bound by a tax sharing agreement.

(vi)           Parent is not a United States real property holding corporation within the meaning of Code §897(c)(2).

(vii)        No closing agreement pursuant to Section 7121 of the Code (or any similar provisions of state, local or foreign Law) or any private letter rulings, technical advance memoranda or similar agreements or rulings with respect to Taxes has been entered into by or with respect to Parent or Holdings that still has any effect.

(viii)        There are no Liens in connection with Taxes (other than Taxes not yet due and payable upon any of the assets or properties of Parent).

(h)    No Rights Agreement; Anti-Takeover Provisions. Other than the transfer restrictions in Article XIV of Parent’s Second Amended and Restated Certificate of Incorporation, Parent is not party to a stockholder rights agreement, equityholders rights agreement, “poison pill” or similar anti-takeover agreement or plan.

(i)       Absence of Material Changes. Parent has not sustained any material loss or interference with its business, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, and there has not been (A) any increase in the long-term debt of Parent, or (B) any change or effect, or any development involving a prospective change or effect, in or affecting (1) the business, properties, general affairs, management, consolidated financial position, consolidated stockholders’ equity or consolidated results of operations of Parent, or (2) the ability of Parent to perform its obligations under this Agreement, including the Backstop Subscription, or to consummate the transactions contemplated hereby and by the Purchase Agreement, the effect of which, in any such case, would be reasonably expected to have a Material Adverse Effect.

(j)      Sale of Securities. Assuming the accuracy of the representations and warranties set forth in Section 4, the offer of the Purchased Shares and the transactions hereunder pursuant to this Agreement is exempt from the registration and prospectus delivery requirements of the Securities Act. Without limiting the foregoing, Parent has not or, to the knowledge of the Parent, any other Person authorized by Parent to act on its behalf, has engaged in a general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) of investors with respect to offers or sales of Common Stock, and none of Parent or, to the knowledge of Parent, any other Person authorized by Parent to act on its behalf has made any offers or sales of any security or solicited any offers to buy any security, in each case, under circumstances that would cause the offering or issuance of the Purchased Shares to be integrated with prior offerings by Parent for purposes of the Securities Act that would result in none of Regulation D or any other applicable exemption from registration under the Securities Act to be available, nor will Parent take any action or steps that would cause the offering or issuance of the Purchased Shares to be integrated with other offerings by Parent.

(k)      Status of Securities. The Purchased Shares to be issued pursuant to this Agreement have been duly authorized and reserved for issuance by all necessary corporate action of Parent.

(l)     Investment Company Act. Parent is not and, after giving effect to the Backstop Subscription, the transactions contemplated by the Purchase Agreement and the application of the proceeds, will not be an “investment company,” as such term is defined in Section 3 of the Investment Company Act of 1940, as amended.

(m)     Real Property. Parent does not own or lease any real Property.

(n)      Broker and Other Advisors. No broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission, or the reimbursement of expenses in connection therewith, in connection with the this Agreement and the other Transaction Documents based upon arrangements made by or on behalf of Parent or Holdings, except for Persons, if any, whose fees and expenses will be paid by Parent, Holdings or any of their respective Subsidiaries.

(o)      No Other Representations or Warranties. Except for the representations and warranties made by Parent in this Section 5, neither Parent nor any other Person acting on its behalf makes any other express or implied representation or warranty pursuant to this Agreement with respect to the Purchased Shares or its businesses, operations, properties, assets, liabilities, condition (financial or otherwise) or prospects, notwithstanding the delivery or disclosure to the Investor of any documentation, forecasts or other information with respect to any one or more of the foregoing, and the Investor acknowledges the foregoing. In particular, and without limiting the generality of the foregoing, except for the representations and warranties made by Parent in this  Section 5, or in any certificate or other document delivered in connection with this Agreement, neither Parent nor any other Person makes or has made any express or implied representation or warranty to the Investor with respect to (a) any financial projection, forecast, estimate, budget or prospect information relating to Parent or its businesses or (b) any oral or written information presented to the Investor in the course of its due diligence investigation of Parent, the negotiation of this Agreement or the course of the Backstop Subscription or any other transactions or potential transactions involving Parent and the Investor.  Notwithstanding the foregoing or anything else in this Agreement to the contrary, nothing in this Agreement in any manner modifies, or limits the Investor’s right to rely on, the representations and warranties made by Parent or any other Person in the Purchase Agreement and the Ancillary Agreements (as defined in the Purchase Agreement), or the certificates or other documents delivered in connection with the foregoing.

Section 6.        Certification of Purchased Shares. All certificates representing issued and outstanding Purchased Shares shall, in addition to any other legend required by applicable Law, bear a legend substantially in the following form:

“THE CERTIFICATE OF INCORPORATION, AS AMENDED (THE “CERTIFICATE OF INCORPORATION”), OF THE CORPORATION CONTAINS RESTRICTIONS PROHIBITING THE TRANSFER (AS DEFINED IN THE CERTIFICATE OF INCORPORATION) OF SHARES OF COMMON STOCK OF THE CORPORATION (INCLUDING THE CREATION OR GRANT OF CERTAIN OPTIONS, RIGHTS AND WARRANTS) WITHOUT THE PRIOR AUTHORIZATION OF THE BOARD OF DIRECTORS OF THE CORPORATION (THE “BOARD”) OR A COMMITTEE THEREOF IF SUCH TRANSFER AFFECTS THE PERCENTAGE OF SHARES OF COMMON STOCK OF THE CORPORATION (WITHIN THE MEANING OF SECTION 382 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) AND THE TREASURY REGULATIONS PROMULGATED THEREUNDER) THAT IS TREATED AS OWNED BY A 4.9-PERCENT STOCKHOLDER (AS DEFINED IN THE CERTIFICATE OF INCORPORATION). IF THE TRANSFER RESTRICTIONS ARE VIOLATED, THEN THE TRANSFER WILL BE VOID AB INITIO AND THE PURPORTED TRANSFEREE OF THE SHARES OF COMMON STOCK WILL BE REQUIRED TO TRANSFER EXCESS SECURITIES (AS DEFINED IN THE CERTIFICATE OF INCORPORATION) TO THE CORPORATION’S AGENT. IN THE EVENT OF A TRANSFER WHICH DOES NOT INVOLVE SECURITIES OF THE CORPORATION WITHIN THE MEANING OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE (“SECURITIES”) BUT WHICH WOULD VIOLATE THE TRANSFER RESTRICTIONS, THE PURPORTED TRANSFEREE (OR THE RECORD OWNER) OF THE SECURITIES THAT VIOLATE THE TRANSFER RESTRICTIONS WILL BE REQUIRED TO TRANSFER SUFFICIENT SECURITIES PURSUANT TO THE TERMS PROVIDED FOR IN THE CERTIFICATE OF INCORPORATION TO CAUSE THE 4.9-PERCENT STOCKHOLDER TO NO LONGER BE IN VIOLATION OF THE TRANSFER RESTRICTIONS. THE CORPORATION WILL FURNISH WITHOUT CHARGE TO THE HOLDER OF RECORD OF THIS CERTIFICATE A COPY OF THE CERTIFICATE OF INCORPORATION CONTAINING THE ABOVE-REFERENCED TRANSFER RESTRICTIONS UPON WRITTEN REQUEST TO THE CORPORATION AT ITS PRINCIPAL PLACE OF BUSINESS.”

Section 7.        Conduct of Business. Except (a) as expressly required by the terms of this Agreement, the Purchase Agreement or any other Transaction Document, (b) as required by applicable Law or order to which Parent or any of its Subsidiaries is bound or as required by any Governmental Authority or (c) with the prior written consent of the Investor (not to be unreasonably withheld, conditioned or delayed), during the period from the date of this Agreement to the earlier of the Closing Date and the date on which this Agreement is terminated in accordance with its terms, Parent shall, and shall cause each of its Subsidiaries to, use their commercially reasonable efforts to (i) carry on its business in the ordinary course of business consistent with past practice and (ii) maintain in all material respects its  respective assets, properties, business relationships, and goodwill with their respective employees, customers, suppliers and other business relations.

Section 8.         Termination.

(a)      This Agreement shall terminate and the transactions contemplated hereby shall be abandoned prior to the Closing as follows (and only as follows):  automatically, if the Purchase Agreement terminates in accordance with its terms.

(b)      In the event of termination of this Agreement pursuant to Section 8(a), this Agreement shall forthwith become null and void and have no effect, without any liability on the part of any Party hereto; provided, however, that the provisions of this Section 8(b) and Section 9 hereof shall survive any termination of this Agreement; provided, further, that nothing contained herein shall release any Party from liability for claims arising from Fraud or willful breach of this Agreement.

Section 9.         Miscellaneous.

(a)      Notices. All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed given if delivered personally, emailed (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses:

if to Parent, to:

ContextLogic Holdings Inc.
2648 International Blvd Ste 301
Oakland, CA 94601
Attention: President, Corporate Secretary
Email: [redacted]; [redacted]

with a copy (which shall not constitute notice) to:

McDermott, Will & Schulte LLP
919 Third Avenue
New York, NY 10022
Attention: David A. Curtiss; Heidi Steele
Email: david.curtiss@srz.com; hsteele@mwe.com

if to the Investor to:

c/o Abrams Capital
222 Berkeley Street, 21st Floor
Boston, MA 02116
Attention: Alison Bomberg
Email:  [redacted]; [redacted]

with a copy (which shall not constitute notice) to:

Ropes & Gray LLP
Prudential Tower, 800 Boylston Street
Boston, MA  02199-3600
Attention:  Sarah Schaffer Raux
Email: sarah.schafferraux@ropesgray.com

or such other address or email address as such party may hereafter specify by like notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of actual receipt by the recipient thereof if received prior to 5:00 p.m. local time in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

(b)      Amendments and Waivers. No provision of this Agreement, or any agreement or instrument by or among the Parties in connection with the Backstop Subscription, may be amended, supplemented, or waived in any respect without a prior written agreement duly executed by (i) each of the Parties hereto and (ii) the Company. No failure to exercise, and no delay in exercising, any right, power or privilege under this Agreement will operate as a waiver, nor will any single or partial exercise of any right, power or privilege hereunder preclude the exercise of any other right, power or privilege. No waiver of any breach of any provision will be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision, nor will any waiver be implied from any course of dealing between the Parties. No extension of time for performance of any obligations or other acts hereunder or under any other agreement will be deemed to be an extension of the time for performance of any other obligations or any other acts

(c)      Expenses. Except as otherwise expressly provided herein or in any other Transaction Document, each party shall bear and pay its own costs, fees and expenses, including reasonable and documented fees and disbursements of counsel, incurred by it in connection with this Agreement and the Transaction; provided that upon, and subject to, the Closing, Parent shall reimburse, or cause any of its Subsidiaries to reimburse, the Investor for all reasonable and documented third party expenses incurred by the Investor in connection with the negotiation of this Agreement and the evaluation of the transaction contemplated thereby.

(d)      Non-Recourse Parties. Notwithstanding anything that may be expressed or implied in this Agreement, by acceptance hereof, each of the Investor and Parent covenants, acknowledges and agrees that (a) no person other than the Investor and Parent shall have any obligation hereunder, (b) no recourse hereunder or under any documents or instruments delivered in connection herewith may be sought or had against any Non-Recourse Party, whether by the enforcement of any judgment or assessment or by any legal or equitable proceeding or by virtue of any statute, regulation or other applicable law and (c) no liability whatsoever will attach to, be imposed on or otherwise be incurred by any Non-Recourse Party in connection with this Agreement for any obligation of the Investor or Parent under this Agreement or in connection with the Backstop Subscription, or any claim based on, in respect of or by reason of this Agreement or the Backstop Subscription; provided, however, that nothing in this Section 9(d) is intended or shall be construed to limit the contractual obligations of, or recourse against, any Person under the Purchase Agreement in accordance with the terms thereof or under any other agreement or instrument delivered in connection with the transactions contemplated thereby or hereby to which such Person is a party. This Agreement will automatically terminate in its entirety in the event that (1)  the Company, any of its Affiliates or any Person claiming by, through or on behalf or for the benefit of any of them asserts in writing a claim against any Non-Recourse Party of the Investor with respect to this Agreement or the Backstop Subscription (each, a “Prohibited Action”) and (2) the Company or its Affiliates, as applicable, does not dismiss, withdraw or retract such Prohibited Action within fifteen (15) Business Days following the date that the Company is notified in writing by the Investor that such action is a Prohibited Action (together with a reasonable explanation as to why such action constitutes a Prohibited Action).

(e)       Governing Law; Jurisdiction; WAIVER OF JURY TRIAL.

(i)          This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Delaware applicable to contracts executed in and to be performed entirely within that State, regardless of the laws that might otherwise govern under any applicable conflict of Laws principles.

(ii)           All actions arising out of or relating to this Agreement shall be heard and determined in the Chancery Court located in the County of New Castle of the State of Delaware (or if the Chancery Court declines to accept jurisdiction over any action, any state or federal court located in the County of New Castle of the State of Delaware) and the parties hereto hereby irrevocably submit to the exclusive jurisdiction and venue of such courts in any such action and irrevocably waive the defense of an inconvenient forum or lack of jurisdiction to the maintenance of any such action. The consents to jurisdiction and venue set forth in this Section 9(e) shall not constitute general consents to service of process in the State of Delaware and shall have no effect for any purpose except as provided in this paragraph and shall not be deemed to confer rights on any Person other than the parties hereto. Each party hereto agrees that service of process upon such party in any action arising out of or relating to this Agreement shall be effective if notice is given by overnight courier at the address set forth in Section 9(a) of this Agreement. The parties hereto agree that a final judgment in any such action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law; provided, however, that nothing in the foregoing shall restrict any party’s rights to seek any post-judgment relief regarding, or any appeal from, a final trial court judgment.

(iii)        EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT AND ANY OF THE AGREEMENTS DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVER, (C) IT MAKES SUCH WAIVER VOLUNTARILY AND (D) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 9(e).

(f)      Assignment; Successors and Assigns. Except as otherwise provided herein, this Agreement may not, without the prior written consent of the Parties and the Company, be assigned by operation of Law or otherwise, and any attempted assignment shall be null and void. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective heirs, successors, permitted assigns and legal representatives.

(g)      Third Party Beneficiaries. Except for the rights specifically provided to the Company in this Agreement, no provision of this Agreement is intended to confer any rights, benefits, remedies or liabilities hereunder upon any Person other than the Parties and their respective successors and assigns.  Notwithstanding anything herein to the contrary, the Company shall be an express third party beneficiary of (x) the rights granted to Parent under this Agreement with respect to the Investor’s obligation to cause the Purchase Price to be paid and the Backstop Subscription to be funded on the terms and subject to the conditions set forth herein and in the Purchase Agreement and (y) Section 9(b), Section 9(f) and Section 10 of this Agreement, provided, that, the Company shall only be entitled to enforce such rights in the event that either (i) the obligations of BCP Special Opportunities Funds III Originations LP or its Affiliates pursuant to the Other Backstop Agreements to which any of the foregoing is a party shall have been fully funded or (ii) the Company is concurrently seeking to enforce any such Other Backstop Agreements.  The Investor acknowledges and agrees that (a) Parent has delivered a copy of this Agreement to the Company and that the Company is relying on the obligations and commitments of the Investor hereunder in connection with the Company’s decision to enter into the Purchase Agreement and (b) such third party beneficiary rights under this Agreement and the Purchase Agreement are an integral part of the transactions contemplated by the Purchase Agreement, and without those rights, the Company would not have entered into the Purchase Agreement.

(h)      Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each Party shall have received a counterpart hereof signed by all of the other Parties. Until and unless each Party has received a counterpart hereof signed by the other Parties, this Agreement shall have no effect and no Party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). The exchange of a fully executed Agreement (in counterparts or otherwise) by electronic transmission in. PDF or other equivalent format or by facsimile shall be sufficient to bind the Parties to the terms and conditions of this Agreement.

(i)       Further Assurances. Each Party shall do and perform or cause to be done and performed all further acts and shall execute and deliver all other agreements, certificates, instruments and documents as the other Party reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(j)      Entire Agreement. This Agreement, the Other Backstop Agreements, and the Purchase Agreement constitute the entire agreement among the Parties and the parties thereto with respect to the matters covered hereby and supersede all previous written, oral or implied understandings among them with respect to such matters.

(k)     Severability. If any term, condition, or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term, condition or other provision is invalid, illegal, or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law.

Section 10.       Specific Performance. The Parties agree that irreparable damage for which monetary relief, even if available, would not be an adequate remedy, would occur in the event that any provision of this Agreement is not performed in accordance with its specific terms or is otherwise breached and no remedy at law would be adequate therefor. The Parties acknowledge and agree that (a) the Parties and the Company (if awarded specific performance of the obligations of Buyer to cause the Backstop Subscription to be funded in accordance with Section 15.10 of the Purchase Agreement) shall be entitled to an injunction or injunctions, specific performance or other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in the courts described in Section 9(e) without proof of irreparable harm or damages, the inadequacy of a remedy at law or otherwise and each Party hereby waives any requirement for the securing or posting of any bond in connection with such remedy (in each case, subject to the terms and conditions of this Section 10) this being in addition to any other remedy to which they are entitled under this Agreement and (b) the right of specific enforcement is an integral part of the Transaction and without that right, neither Parent nor the Investor would have entered into this Agreement. The Parties agree that the Company is hereby made an express third party beneficiary of the rights granted to Parent hereby and (if awarded specific performance of the obligations of Buyer to cause the Purchase Price to be paid and the Backstop Subscription to be funded in accordance with Section 15.10 of the Purchase Agreement) shall be entitled to specific performance of Holdings’ obligation to cause the Purchase Price to be paid and the Backstop Subscription to be funded as required by this Section 10. The Parties agree not to assert that a remedy of specific enforcement is unenforceable, invalid, contrary to Law or inequitable for any reason, and agree not to assert that a remedy of monetary damages would provide an adequate remedy or that the Parties or the Company otherwise have an adequate remedy at Law. The Parties acknowledge and agree that any Party seeking an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 10 shall not be required to provide any bond or other security in connection with any such order or injunction.

Section 11.       Definitions. As used herein, the following terms have the following meanings:

“Action” means any action, claim, suit, arbitration, investigation or proceeding, in each case by or before any Governmental Authority.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person. For purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have correlative meanings.

“Agreement” shall have the meaning ascribed to it in the preamble herein.

“Anti-Corruption Laws” shall have the meaning ascribed to it in Section 5(f)(iv) herein.

“Backstop Subscription” shall have the meaning ascribed to it in Section 1 herein.

“Bankruptcy and Equity Exception” shall have the meaning ascribed to it in Section 5(c)(i) herein.

“Business Day” means a day other than Saturday, Sunday or other day on which commercial banks in New York, New York, United States of America, are required to or may be closed.

“Buyer Parties” shall have meaning ascribed to it in the Purchase Agreement.

“Cap” shall have the meaning ascribed to it in the recitals herein.

“Closing” shall have the meaning ascribed to it in Section 3 herein.

“Closing Date” shall have the meaning ascribed to it in Section 3 herein.

“Common Stock” shall have the meaning ascribed to it in the recitals herein.

“Company” shall have the meaning ascribed to it in the recitals herein.

“Contract” means any loan or credit agreement, indenture, debenture, note, bond, mortgage, deed of trust, lease, sublease, license, contract or other agreement.

“Debt Financing” shall have the meaning ascribed to it in the Purchase Agreement.

“Debt Financing Commitment” shall have the meaning ascribed to it in the Purchase Agreement.

“Equity Financing” shall have the meaning ascribed to it in the Purchase Agreement.

“Fraud” means knowing and intentional common law fraud under Delaware law by a Person in the making of the representations and warranties set forth herein (in each case, subject to the express limitations and qualifications herein) and specifically excluding claims based on constructive knowledge, unjust enrichment, recklessness, negligent misrepresentation, constructive fraud, promissory fraud, unfair dealings fraud, any tort or any similar theory.

“Governmental Authority” means any government, court, regulatory or administrative agency, commission, arbitrator (public or private) or authority or other legislative, executive, or judicial governmental entity (in each case including any self-regulatory organization), whether federal, state, or local, domestic, foreign, or multinational.

“Holdings” shall have the meaning ascribed to it in the preamble herein.

“Investor” shall have the meaning ascribed to it in the preamble herein.

“Investor Material Adverse Effect” means any effect, change, event or occurrence that would reasonably be expected to, individually or in the aggregate, prevent or materially delay or impair (i) the consummation by the Investor of any of is obligations under the Transaction on a timely basis or (ii) the ability of the Investor to perform its obligations under this Agreement.

“IRS” means the United States Internal Revenue Service.

“Law” means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes, administrative or judicial precedents or authorities and executive orders, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations any permits of, and agreements with, any Governmental Authority.

“Lien” means, with respect to any real, tangible, intangible or mixed Property or asset of any Person, any deed of trust, mortgage, lien, security interest, pledge, charge or encumbrance in the nature of security in respect of such real, tangible, intangible or mixed Property or asset, including the interests of a vendor or lessor under any conditional sale, capital lease or other title retention arrangement.

“Material Adverse Effect” means any event, change, circumstance or effect that, individually or in the aggregate, has had, or would reasonably be expected to have a material adverse effect on (i) the business, assets, liabilities, results of operations or financial condition of Parent, taken as a whole, or (ii) the ability of Parent to perform their obligations under this Agreement on a timely basis, including the transactions hereunder, or to consummate the transactions contemplated in the Transaction Documents on a timely basis.

“Money Laundering Laws” shall have the meaning ascribed to it in Section 5(f)(vi) herein.

“Non-Recourse Party” means, with respect to a Party, such Party’s past, current or future Affiliates and its and their respective portfolio companies and its and their respective past, current or future direct or indirect directors, officers, employees, incorporators, members, partners, controlling persons, equityholders, agents, attorneys, advisors, representatives, successors and assigns, in each case which are not themselves Parties.

“Order” shall have the meaning ascribed to it in the Purchase Agreement.

“Other Backstop Agreement” means any Backstop Agreement or similar agreement entered into concurrently with or after the date of this Agreement, by and among, on the one hand, Parent, Holdings, and/or their Affiliates, and, on the other hand, any Affiliate of either Abrams Capital Management, LLC or BC Partners Advisors. L.P., pursuant to which such investor agrees to purchase equity interests in Parent, Holdings, or one of their Affiliates in connection with a shortfall between the Rights Offering Amount and the actual amount of funds raised pursuant to the Rights Offering.

“Parent” shall have the meaning ascribed to it in the preamble herein.

“Party” or “Parties” shall have the meaning ascribed to it in the preamble herein.

“Per Share Subscription Price” shall have the meaning ascribed to it in the recitals herein.

“Person” means an individual, corporation, limited liability company, partnership, joint venture, association, trust, unincorporated organization, or any other entity, including a Governmental Authority.

“Primary Transaction Closing” shall have the meaning ascribed to the term “Closing” in the Purchase Agreement.

“Property” means, as to any Person, all types of personal, tangible, intangible or mixed property owned by such Person whether or not included in the most recent balance sheet of such Person and its Subsidiaries under GAAP.

“Purchase Agreement” shall have the meaning ascribed to it in the recitals herein.

“Purchase Price” shall have the meaning ascribed to it in Section 1 herein.

“Purchased Shares” shall have the meaning ascribed to it in Section 3 herein.

“Rights” shall have the meaning ascribed to it in the recitals herein.

“Rights Offering” shall have the meaning ascribed to it in the recitals herein.

“Rights Offering Amount” shall have the meaning ascribed to it in the recitals herein.

“Sanctions” shall have the meaning ascribed to it in Section 5(f)(ii) herein.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Subsidiary” when used with respect to any Person, means any corporation, limited liability company, partnership, association, trust or other entity of which (x) securities or other ownership interests representing more than 50% of the ordinary voting power (or, in the case of a partnership, more than 50% of the general partnership interests) or (y) sufficient voting rights to elect at least a majority of the board of directors or other governing body are, as of such date, owned by such Person or one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries of such Person.

“Tax” or “Taxes” means all United States or non-United States federal, provincial, territorial, state, municipal, local or other taxes, imposts, and assessments in the nature of a tax including, without limitation, ad valorem, capital, capital stock, customs and import duties, disability, documentary stamp, employment, excise, franchise, gains, goods and services, gross income, gross receipts, income, intangible, inventory, license, mortgage recording, net income, occupation, payroll, personal property, production, profits, property, real property, escheat, abandoned, or unclaimed property obligation, alternative or add-on minimum, recording, rent, sales, social security, stamp, transfer, transfer gains, unemployment, use, value added, windfall profits, estimated, and withholding, together with any interest, additions, fines or penalties with respect thereto.

“Tax Return” means any declaration, estimate, return, report, information statement, schedule, or other document (including any related or supporting information) with respect to Taxes that is filed or required to be filed with any Taxing Authority, including any attachment thereto and amendment thereof.

“Taxing Authority” means any Governmental Authority or any subdivision, agency, commission, or entity thereof or any quasi-governmental or private body having jurisdiction over the assessment, determination, collection or imposition of any Tax (including the IRS).

“Transaction” shall have the meaning ascribed to it in the recitals herein.

“Transaction Documents” means this Agreement, the Ancillary Agreements (as such term is defined in the Purchase Agreement) and all other documents, certificates or agreements executed in connection with the transactions contemplated by this Agreement or the Transaction to be in effect at Closing.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

INVESTOR:

ABRAMS CAPITAL PARTNERS I, L.P.

By:	Abrams Capital Management, L.P.,
its investment manager

By:	Abrams Capital Management, LLC,
its general partner

By:	/s/ David Abrams
	Name:	David Abrams
	Title:	Managing Member

[Signature Page to Backstop Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

PARENT:
CONTEXTLOGIC HOLDINGS INC.
By:	/s/ Mark Ward
	Name:	Mark Ward
	Title:	President

[Signature Page to Backstop Agreement]